EXHIBIT 4

NAVISTAR INTERNATIONAL CORPORATION

AND CONSOLIDATED SUBSIDIARIES

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,

INCLUDING INDENTURES

The following instruments of Navistar International Corporation and its principal subsidiary Navistar, Inc., and its indirect subsidiary Navistar Financial Corporation, defining the rights of security holders are incorporated herein by reference.

4.1	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 1-9618.

4.2	Registration Rights Agreement, dated as of November 8, 2002, by and between Navistar International Corporation and the Investors party thereto. Filed as Exhibit 4.3 to Form S-3 dated and filed December 6, 2002. Registration No. 333-101684.

4.3	Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.1 to Form 8-K dated and filed June 4, 2004. Commission File No. 001-09618.

4.4	First Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.2 to Form 8-K dated and filed June 4, 2004. Commission File No. 001-09618.

4.5	500,000,000 Mexican Peso Short Term Commercial Paper Program (Programa de Certificados Bursátiles a Corto Plazo) authorized on April 15, 2005, by Servicios Financieros Navistar, S.A. de C.V. and placed in the market by the intermediate underwriter ScotiaInverlat Casa de Bolsa, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of the agreement dated April 27, 2005 between the two parties, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.6	250,000,000 Mexican Peso Short Term Commercial Paper Program (Programa de Certificados Bursátiles a Corto Plazo) authorized on May 21, 2007, by Arrendadora Financiera Navistar, S.A. de C.V. Organizacion auuxiliary de Credito and placed in the market by the intermediate underwriter ScotiaInverlat Casa de Bolsa, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of the agreement dated May 23, 2007 between the two parties, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.7	Second Supplement to Indenture, dated as of March 6, 2006, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.39 to Form 8-K dated and filed March 8, 2006. Commission File No. 001-09618.

4.8	Indenture, dated as of October 28, 2009, by and among Navistar International Corporation, as Issuer, Navistar, Inc., as Guarantor, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation’s 8.25% Senior Notes due 2021. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed October 28, 2009. Commission File No. 001-09618.

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4.9	Indenture, dated as of October 28, 2009, by and between Navistar International Corporation, as Issuer, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation’s 3.00% Senior Subordinated Convertible Notes due 2014. Filed as Exhibit 4.2 to Current Report on Form 8-K dated and filed October 28, 2009. Commission File No. 001-09618.

4.10	Trust Agreement between Servicios Financieros Navistar, S. A. de C. V., Sociedad Financiera de Objeto Limitado, a wholly owned subsidiary of the Registrant, and Banco J.P. Morgan, S.A., Institution de Banca Multiple, J. P. Morgan Grupo Financiero, Division Fiduciaria as trustee creating irrevocable trust No. F/00098 dated December, 2004 under which the trust issued and placed in the Mexican Stock Exchange, Certificados Bursatiles, Series A, having an aggregate original principal amount of $516,000,000.00 Mexican Pesos, under the revolving securitization program authorized by the Mexican National Banking and Securities Commission in an aggregate amount of $1,100,000.00 Mexican Pesos. Filed as Exhibit 10.44 to Form 10-K for the period ended October 31, 2004, which was dated February 14, 2005, and filed February 15, 2005. Commission File No. 001-09618. This document is an English translation of the Mexican language original. The Registrant agrees to furnish to the Commission upon request a copy of the Mexican language original.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

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